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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of Clark/Bardes Holdings, Inc. (Form S-3) of our report, dated February 18, 1999, except for the information captioned "Sale of Company" in Note 16, as to which the date is April 6, 1999, relating to the financial statements of Phynque, Inc., d/b/a Management Compensation Group/Healthcare, appearing in the Form 8-K/A of Clark/Bardes Holdings, Inc. filed on June 18, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       /s/ LURIE, BESIKOF, LAPIDUS & CO., LLP


                                       LURIE, BESIKOF, LAPIDUS & CO., LLP
Minneapolis, Minnesota
September 18, 2000